Exhibit 15

April 28, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ford Motor Company Registration Statement Nos. 33-62227, 333-02735, 333-20725, 333-31466, 333-47733, 333-56660, 333-57596, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491, 333-179624, 333-186730, 333-193999, 333-194000, and 333-203697 on Form S-8 and 333-194060 on Form S-3

Commissioners:

We are aware that our report dated April 28, 2016 on our review of interim financial information of Ford Motor Company (the “Company”) for the three month periods ended March 31, 2016 and March 31, 2015 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan